Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Shubo Yu, Chief Executive officer of China Jianye Fuel, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
the annual report on Form 10-K of China Jianye Fuel, Inc for the period ended June 30, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of China Jianye Fuel, Inc.

Dated: October 13, 2010

/s/ Shubo Yu
Name: Shubo Yu
Title: Chief Executive Officer
(principal executive officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to China Jianye Fuel, Inc. and will be retained by China Jianye Fuel, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.